EXHIBIT 10.1

TRANSITION AND SEPARATION AGREEMENT

THIS TRANSITION AND SEPARATION AGREEMENT (this “Agreement”) is dated as of May 31, 2024 (the “Effective Date”), by and between CHRISTINE CHAMBERS, an individual whose address is 7723 Tomlinson Avenue, Cabin John, MD 20818 (“Executive”), and PETMED EXPRESS, INC., a Florida corporation whose principal place of business is located at 420 South Congress Avenue, Delray Beach, FL 33445 (the “Company”). The Company and Executive are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

A.Executive is currently employed by the Company as the Company’s Chief Financial Officer, Treasurer, and Secretary, and in connection therewith, the Company and Executive are parties to an Executive Employment Agreement, dated August 3, 2022 (the “Employment Agreement”).

B.In view of the originally scheduled expiration of the term of the Employment Agreement on August 3, 2024, Executive and the Company desire to hereby set forth certain mutual agreements and understandings relating to the separation of Executive from the Company and the continuation of her duties through a transition period, all as set forth below in this Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

TERMS
1.Recitals. The foregoing Recitals are true and correct and are incorporated into this Agreement.

2.Separation and Transition of Employment.

a.Executive agrees that her employment with the Company will terminate effective as of the close of business on the earlier of (i) the close of business on the fifth business day after the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024 (the “10-Q”), is filed with U.S. Securities and Exchange Commission, or (ii) the fifteenth (15th) calendar day after the Company provides written notice of termination to Executive (such earlier date, the “Employment Termination Date”). For purposes hereof, the period beginning on the Effective Date and ending at the close of business on the Employment Termination Date is referred to as the “Transition Period.” During the Transition Period, Executive will continue to perform her duties as Chief Financial Officer, Treasurer, and Secretary of the Company on a full-time basis (without taking vacation or other voluntary paid time off, other than has been previously approved by the Company prior to the Effective Date), with the same responsibilities and duties performed by Executive immediately prior to the Effective Date. In furtherance of the foregoing, during the Transition Period, Executive will, unless otherwise requested by the Company in writing, continue to serve as the Company’s principal financial and accounting officer for purposes of all filings with the U.S. Securities and Exchange Commission (and she will accordingly sign the 10-Q, the Annual Report on Form 10-K for the year ended March 31, 2024, and the certifications attached thereto and included therein that are required to be signed by the Company’s principal financial and accounting officer). Executive also agrees that, during the Transition Period, she will work with and cooperate with the Company to transition her duties and responsibilities to a successor principal financial and accounting officer of the Company. During the Transition Period, Employee agrees that she will continue to receive her base salary and benefits as currently in effect, subject to applicable tax withholdings and other required withholdings. In the event that the Company provides notice of termination pursuant to clause (ii) of this paragraph, the Company may dismiss Executive from her employment duties and pay her base salary for the 15-day period.

b.Notwithstanding the continuation of her employment during the Transition Period, Executive agrees that the Employment Agreement is terminated effective as of the Effective Date and that neither Executive or the Company will have any further rights or obligations under the Employment Agreement as of the Effective Date, provided that such termination of the Employment Agreement shall not affect (i) Executive’s obligations under Section 8 of the Employment Agreement and the Restrictive Covenant Agreement (as defined in the Employment Agreement), which Section 8 and Restrictive Covenant Agreement shall remain in full force and effect after Effective Date and Employment Termination Date in accordance with the terms and provisions thereof, subject to Section 9 of the Employment Agreement (the “Continuing Obligations”), and (ii) Executive’s indemnification rights (and the Company’s corresponding indemnification obligations) pursuant to and in accordance with (A) the Indemnification Agreement, dated December 27, 2022, between Executive and the Company (the “Indemnification Agreement”), (B) the indemnification provisions of Sections 607.0850 through 607.0859 of the Florida Business Corporation Act, and (C) Article 9 of the Company’s Second Amended and Restated Bylaws (collectively, the “Indemnification Rights”). Executive also agrees that she will at all times after the Effective Date and Employment Termination Date continue to be subject to the PetMed Express, Inc. Executive Compensation Recovery Policy.

c.Executive hereby resigns, as of the Employment Termination Date, from the offices of Chief Financial Officer, Treasurer, and Secretary of the Company and from all other offices, directorships, manager positions, trusteeships, committee memberships and fiduciary and other capacities held with, or on behalf of, the Company and its subsidiaries, and Executive’s execution of this Agreement will be deemed the grant by Executive to the officers of the Company of a limited power of attorney to sign in Executive’s name and on Executive’s behalf any such documentation as may be required to be executed solely for the limited purposes of effectuating such resignations. In addition, notwithstanding the continuation of her services during the Transition Period, the Company may upon written notice to Executive remove Executive from any or all corporate offices then held by Executive without affecting her obligation to continue to provide services during the Transition Period in accordance with the terms of this Agreement.

3.Post-Termination Cooperation and Assistance. In addition to her other obligations hereunder, Executive agrees that she will, without any additional compensation, at all times following the Employment Termination Date, provide reasonable cooperation to the Company and/or its affiliates and its or their respective counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during Executive’s employment in which Executive was involved or of which Executive has knowledge. The Company agrees to reimburse Executive for reasonable out-of-pocket expenses incurred at the request of the Company with respect to this Section 3.

4.Outstanding Equity Awards. The Parties acknowledge that the Company and Executive are currently parties to:

a.a Restricted Stock Agreement, dated August 3, 2022 (the “RSA Agreement”), pursuant to which Executive was granted 13,000 shares of restricted common stock of the Company (the “RSA Shares”) under the Company’s 2016 Employee Equity Compensation Restricted Stock Plan, as amended, restated, and renamed as the 2022 Employee Equity Compensation Plan (the “Plan”), upon the terms and conditions set forth in the RSA Agreement and the Plan, of which 4,333 RSA Shares have previously vested as of the Effective Date, 4,333 RSA Shares are unvested and scheduled to vest on August 3, 2024 (the “Second RSA Tranche”), and 4,334 RSA Shares are unvested and scheduled to vest on August 3, 2025 (the “Third RSA Tranche”);

b.a Restricted Stock Unit Agreement, dated June 15, 2023 (the “RSU Agreement”), pursuant to which Executive was granted 11,750 restricted stock units (“RSUs”) under the Plan upon the terms and conditions set forth in the RSU Agreement and the Plan, of which no RSUs have previously vested as of the Effective Date, 3,916 RSUs are unvested and scheduled to vest on June 15, 2024 (the “First RSU Tranche”), 3,917 RSUs are unvested and scheduled to vest as of June 15, 2025 (the “Second RSU Tranche”), and 3,917 RSUs are unvested and scheduled to vest as of June 15, 2026;

c.a Restricted Performance Stock Agreement, dated June 15, 2023 (the “PSU Agreement”), pursuant to which Executive was granted 8,000 performance stock units (“PSUs”) under the Plan upon the terms and conditions set forth in the PSU Agreement and the Plan, none of which PSUs have vested or been earned as of the date of this Agreement; and

d.a Restricted Stock Unit Agreement, dated May 16, 2024 (the “Special RSU Agreement”), pursuant to which Executive was granted 74,850 RSUs under the Plan upon the terms and conditions set forth in the Special RSU Agreement and the Plan, of which 14,970 RSUs are unvested and scheduled to vest on June 30, 2024 (the “May 2024 First Tranche”), 22,455 RSUs are unvested and scheduled to vest on August 31, 2024 (the “May 2024 Second Tranche”), and 37,425 RSUs are unvested and scheduled to vest on August 31, 2025.

Executive and the Company hereby agree that, except as specifically stated in Section 5 below, all unvested RSA Shares under the RSA Agreement, all unvested RSUs under the RSU Agreement, all PSUs under the PSU Agreement, and all RSUs under the Special RSU Agreement shall be deemed forfeited and terminated in their entirety as of the Effective Date. Executive acknowledges that, subject to the foregoing, she does not hold and is not entitled to any options, restricted shares, performance shares, restricted stock units, or other equity awards from the Company.

5.    Consideration. In consideration of Executive’s agreements, releases, and covenants set forth in this Agreement, so long as (i) Executive does not revoke this Agreement pursuant Section 19 and 20 of this Agreement, (ii) Executive executes and delivers to the Company a Reaffirmation in substantially the form set forth as Exhibit A hereto within three (3) business days after the Employment Termination Date, (iii) Executive complies with the terms and provisions of this Agreement (including the Continuing Obligations and performance of her duties during the Transition Period pursuant to Section 2 of this Agreement), and (iv) Executive has not engaged in any act or omission that constitutes Cause (as defined in the Employment Agreement) at any time, then on the fourth (4) business day after the Employment Termination Date (the “Special Vesting Date”):

a.    the 4,333 RSA Shares included in the Second RSA Tranche and the 4,334 RSA Shares included in the Third RSA Tranche will vest in full on the Special Vesting Date (unless the Special Vesting Date occurs after August 3, 2024, in which case the Second RSA Tranche will vest on August 3, 2024 so long as Executive is in compliance with this Agreement on such date); and

b.    the 3,916 RSUs included in the First RSU Tranche and the 3,916 RSUs included in the Second RSU Tranche shall vest in full on the Special Vesting Date (unless the Special Vesting Date occurs after June 15, 2024, in which case the First RSU Tranche will vest on June 15, 2024 so long as Executive is in compliance with this Agreement on such date); and

c.    the 14,970 RSUs included in the May 2024 First Tranche and the 22,455 RSUs included in the May 2024 Second Tranche shall vest in full on the Special Vesting Date (unless the Special Vesting Date occurs after June 30, 2024, in which case the May 2024 First Tranche will vest on June 30, 2024 so long as Executive is in compliance with this Agreement on such date).

Executive acknowledges and agrees that rights and consideration set forth in this Section 5 consist of rights and consideration to which Executive would not otherwise be entitled in the absence of this Agreement and in the absence of the releases of Executive set forth herein. Executive agrees and acknowledges that, as of the Employment Termination Date and thereafter, Executive will be entitled to no compensation other than (x) accrued and unpaid salary and benefits at the rate set forth herein through the Employment Termination Date (“Accrued Compensation”), (y) the rights set forth in this Section 5, and (z) accrued dividends on the RSA Shares that vest pursuant to this paragraph.

6. Survival of Certain Obligations; Updating of Social Media Accounts; Continuing Obligations under Securities Laws.

a.    Notwithstanding the termination of Executive’s employment and the termination of the Employment Agreement, Executive agrees and acknowledges that all of the Continuing Obligations shall remain in full force and effect at all times hereafter (including after the Effective Date and Employment Termination Date).
b.    Executive agrees that within five (5) business days following the Employment Termination Date, Executive will update her accounts or profiles on any social media platform (including, but not limited to, Facebook, X, or LinkedIn) to reflect that Executive is no longer employed by or affiliated with the Company.

c.    Executive acknowledges, understands, and agrees that: (i) for purposes of Rule 144 under the Securities Act of 1933, as amended, she will be deemed an “affiliate” of the Company for a period of ninety (90) days following the Employment Termination Date, (ii) she may, following the Employment Termination Date, continue to have certain obligations and liabilities under Section 16 of the Securities Exchange Act of 1934 Act, as amended, and Executive agrees to comply with the applicable provisions of said Section 16, (iii) Executive agrees to continue to be subject to the Company’s insider trading policy, including pre-clearance requirements, through the Employment Termination Date, and (iv) Executive may continue to be in possession of material nonpublic information regarding the Company for an indefinite period of time following the Employment Termination Date and that she will, in fact, be deemed to be in possession of material nonpublic information regarding the Company through at least the date on which the Company files the 10-Q, and Executive agrees to comply with all laws, rules, and regulations regarding trading securities of an issuer while in possession of material nonpublic information of such issuer.

7. No Awareness of Certain Conduct. Executive represents that Executive is not aware of any conduct that Executive believes would constitute fraud, any accounting or financial improprieties, or any conduct that would be unlawful under applicable law. Executive agrees that Executive has not suffered any on the job injury for which Executive has not already filed a claim.

8. Releases and Waivers of Claims. In consideration for the consideration set forth in Section 5 hereof and the other agreements of the Company herein, Executive hereby unconditionally and irrevocably releases, waives and forever discharges the Company and all past and present parents, successors in interests and assigns, affiliates, subsidiaries, divisions, departments, wholly-owned corporations or partnerships, business associations, sole proprietorships, insurers and its current or former officers, agents, representatives, attorneys, fiduciaries, administrators, directors, stockholders, members, partners, or employees, in both their individual and official capacities (herein collectively referred to as “Released Parties”) of and from, and agrees not to sue and not to assert against them any causes of action, claims and demands whatsoever, known or unknown, at law, in equity, or before any agency or commission of local, state and federal governments, arising, alleged to have arisen, or which might have been alleged to have arisen, or which may arise under any law, rule, or regulation, including, but not limited to, the Civil Rights Act of 1886, 1871, 1964, and 1991; 42 U.S.C. Section 1981; the Age Discrimination in Employment Act; the Equal Pay Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the National Labor Relations Act; the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986; the Worker Adjustment Retraining and Notification Act; the Occupational Safety and Health Act; the Consolidated Omnibus Budget Reconciliation Act; the Florida Civil Rights Act of 1992; the Florida Minimum Wage Act; the Genetic Information Nondisclosure Act; the Florida Whistle-Blower’s Act; Sections 440.205 and 448.101-105, Florida Statutes; The Maryland Fair Employment Practices Act; The Maryland Parental Leave Act; The Maryland Healthy Working Families Act; The Maryland False Claims Act; the Maryland Constitution; and any other statutory, common law, or public policy claim, whether in tort (including without limitation any claim for assault, battery, intentional infliction of emotional distress, invasion of privacy, negligence, or negligent hiring, retention, or supervision) or contract including but not limited to any claims of any breach of any prior letters or employment agreements with the Company; whether federal, state, or local; whether at law or in equity; including attorney fees, costs, and expenses, to the date of this Agreement. Executive expressly intends this release to reach to the maximum extent permitted by law. Notwithstanding this provision, expressly excluded from this release, are any of the Company’s obligations to Executive pursuant to this Agreement.

EXECUTIVE understands that this Agreement releases all claims based on facts or omissions occurring on or before the date of this Agreement, even if executive does not, at the time executive signs this Agreement, have knowledge of those facts or omissions.

9. Challenge to Enforceability. Executive agrees not to challenge the enforceability of any provision of this Agreement in any court of competent jurisdiction or arbitration, except as to validity under the Age Discrimination in Employment Act of 1967 that may arise after the date Executive executes this Agreement or any claims that cannot be waived under applicable law. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies. Nothing in this Agreement shall prevent Executive’s participation in any legal proceedings against the Company or any Released Party in compliance with a summons that requires such participation, or Executive’s initiation of or participation in administrative proceedings or investigations of the EEOC or other Government Agencies; provided, however, that this Agreement shall prevent Executive from receiving any monetary or financial damages or recoveries from the Company or any Released Party or reinstatement with the Company in connection with any such proceedings or investigations which is not based on recovering or receiving an award paid by a Government Agency. Executive represents that Executive has not filed or asserted any claims whatsoever against the Company or any Released Party. Executive is not aware of any conduct by the Company or any Released Party that may violate any federal, state or local law, rule or regulation. Nothing contained in this Agreement shall prevent either Party from bringing any claim for breach or to otherwise take legal action to enforce its terms in accordance with the provisions hereof. Further, Executive does not release any claims for indemnification under the Indemnification Rights.

10. Defend Trade Secrets Act Disclaimer; Other Statements.

a.    Nothing in this Agreement is intended to discourage or restrict Executive from reporting any theft of trade secrets pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”) or other applicable state or federal law. The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of trade secrets, so long as any such disclosure is made either (i) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (ii) under seal in a complaint or other document filed in a lawsuit or other proceeding.

b.    If Executive believes that any employee or any third party has misappropriated or improperly used or disclosed trade secrets or confidential information, Executive should report such activity to the Company’s Chairman of the Board. This Agreement is in addition to and not in lieu of any obligations to protect the Company’s trade secrets and confidential information which otherwise exists. Nothing in this Agreement shall limit, curtail or diminish the Company’s statutory rights under the DTSA, any applicable state law regarding trade secrets or common law.

c.    Nothing contained in this Agreement or in the Continuing Obligations shall be deemed to prevent Executive from disclosing any information or facts concerning matters Executive reasonably believes to be illegal discrimination, illegal harassment; illegal retaliation; a wage and hour violation; or sexual assault or is recognized as against a clear public policy mandate. In addition, notwithstanding the continuing obligations in Section 9(e) of the Employment Agreement, nothing shall prohibit Executive from making truthful statements in connection with a legal proceeding or in response to a reference request, and nothing in Section 9(e) prohibits Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.

11. Section 409A. The intent of the Parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code, and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.

12. Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be subject to and governed by the laws of the State of Florida, without giving effect to the principles of conflicts of law under Florida law that would require or permit the application of the laws of a jurisdiction other than the State of Florida and irrespective of the fact that the Parties now or at any time may be residents of or engage in activities in a different state. Executive agrees that in the event of any dispute or claim arising under this Agreement and subject to Section 13 below, jurisdiction and venue shall be vested and proper, and Executive hereby consents to the jurisdiction of any court sitting in Palm Beach County, Florida, including the United States District Court for the Southern District of Florida. THE PARTIES HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION ARISING UNDER OR RELATING TO THIS AGREEMENT.

13. Arbitration of Disputes. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, and to the fullest extent permitted by law, by final, binding and confidential arbitration held in Palm Beach County, Florida through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) under the JAMS’ then applicable rules and procedures for employment disputes. The rules may be found online at www.jamsadr.com or upon written request to the Company. This paragraph is intended to be the exclusive method for resolving any and all claims by the Parties against each other relating to this Agreement and Executive’s employment; provided that Executive will retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) administrative claims brought before any state or federal governmental authority; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or any similar agency in any applicable jurisdiction). Further, nothing in this paragraph is intended to prevent either Party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to applicable law. Seeking any such relief shall not be deemed to be a waiver of such Party’s right to compel arbitration. Each Party in any such arbitration shall be responsible for its own attorneys’ fees, costs and necessary disbursement; provided, however, that if one Party refuses to arbitrate and the other Party seeks to compel arbitration by court order, if such other Party prevails, it shall be entitled to recover reasonable attorneys’ fees, costs and necessary disbursements.

14. Entire Agreement. This Agreement, together with Executive’s Indemnification Agreement, incorporates the entire understanding among the Parties with respect to the subject matter hereof. In reaching the agreements in this Agreement, neither Party has relied upon any representation or promise, oral or written, except those set forth herein. This Agreement has been duly authorized by the Parties, and duly executed on behalf of each Party by the duly authorized officers or principals and in the manner required by all laws and regulations applicable to each such entity.

15. Counterpart Signatures. This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute the same agreement. The Parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

16. Assignment. This Agreement shall be binding upon and inure solely to the benefit of each Party identified herein, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Company may assign this Agreement to any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or assets of the Company. In as much as the duties of Executive hereunder are personal in nature, she may not assign this Agreement.

17. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, it shall be deemed modified, only to the extent necessary to make it lawful. To effect such modification, the said provision shall be deemed deleted, added to and/or rewritten, whichever shall most fully preserve the intentions of the Parties as originally expressed herein.

18. Voluntary Execution. Executive represents that Executive has read this Agreement in its entirety and has had the opportunity to consult with legal counsel prior to signing this Agreement and that Executive is fully aware of its contents and of its legal effect. Executive signs this Agreement of Executive’s own free will and act, without any legal reservations, duress, coercion or undue influence, and it is Executive’s intention that Executive be legally bound hereby. Executive is hereby advised she has the right to consult with an attorney of her own choosing before entering into this Agreement.

19. Period to Consider and Revoke. Executive acknowledges that Executive was offered the opportunity to consider this Agreement for a period of twenty-one (21) days from the time Executive received it on May 29, 2024, and is hereby advised to review it with an attorney of Executive’s choice. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AFTER THE DATE EXECUTIVE RECEIVED IT DOES NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD. This Agreement does not become effective until the eighth (8th) day after the date Executive signs this Agreement and provides the Company with an original thereof. Executive can revoke the Agreement at any time during the seven (7) days after signing it (the “Revocation Period”).

20. Acceptance and/or Revocation. IMPORTANT NOTICE TO EXECUTIVE: Executive may accept this Agreement by signing it and returning it to the Company. Executive may exercise her right to revoke her decision to sign this Agreement by sending a written notice of revocation to the individual at the email address specified below by no later than the last day of the Revocation Period stated in Section 19 above:
Sandra Campos, Chief Executive Officer and President
scampos@petmeds.com

If Executive exercises her right to revoke, her termination of employment shall be deemed to be a voluntary resignation, in which case she will only receive only her Accrued Compensation through the date of termination, and she will be entitled to no other benefits or compensation hereunder (including the rights under Section 5 hereof), under the Employment Agreement, or otherwise.

[signatures follow]

IN WITNESS WHEREOF, the Parties have duly executed this Transition and Separation Agreement as of the date first written above.
PETMED EXPRESS, INC.

By: __/s/Sandra Campos______
Name: Sandra Campos
Title: Chief Executive Officer and President

EXECUTIVE:

___/s/Christine Chambers_____
Christine Chambers, individually

Date of Signature: May 31, 2024

EXHIBIT A

REAFFIRMATION
Not to be signed before the Employment Termination Date

I, Christine Chambers, hereby re-affirm my execution of the Transition and Separation Agreement, dated May 31, 2024 (the “Agreement”), between myself and PetMed Express, Inc. (the “Company”). Specifically, I re-affirm the release and waiver of claims contained in Section 8 of the Agreement, which release I understand applies to any and all claims, liabilities, obligations, agreements, damages, causes of action, costs, losses, damages, and attorneys’ fees and expenses whatsoever, whether known or unknown or whether connected with my employment by the Company or not, from the inception of my employment with the Company to and through the Employment Termination Date (as defined in the Agreement).

______________________________
Christine Chambers, individually

Dated:________________, 2024